UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

HARTMAN vREIT XXI, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-207711	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Period.

During the course of the preparation of the Annual Report on Form 10-K for the year ended December 31, 2017 of Hartman vREIT XXI, Inc. (the “Company”), the Company’s management identified a material error in the unaudited condensed consolidated financial statements of the Company as of and for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on November 14, 2017, in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 (the “Previously Issued Financial Statements”). As a result, on March 29, 2018 the Company’s board of directors (“Board”) determined, upon the recommendation of the Company’s management and the Audit Committee of the Board, that the Previously Issued Financial Statements should no longer be relied upon in their present format.

The Previously Issued Financial Statements contain an error related to the equity in earnings attributable to the Company’s unconsolidated subsidiary for the three months and nine months ended September 30, 2017.  For the three months ended September 30, 2017, the Company reported equity in earnings of $88,378 attributable to the unconsolidated subsidiary.  The Company should have reported equity in net (loss) of ($63,047).  For the nine months ended September 30, 2017, the Company reported equity in earnings of $140,199 attributable to the unconsolidated subsidiary.  The Company should have reported equity in net (loss) of ($128,250).  Amounts previously reported did not include depreciation and amortization expense attributable to the Company’s interest in the unconsolidated subsidiary.

The Board has determined to restate the Previously Issued Financial Statements in order to correct such error. The Company plans to restate the Previously Issued Financial Statements pursuant to the filing of an amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2017.

The Company’s management and the Audit Committee of the Board have discussed the matters disclosed under this Item 4.02 with Weaver and Tidwell, LLP, the Company’s independent registered public accounting firm.

Item 8.01   Other Events.

The Determination by the Company’s Board of Directors of the Company’s Estimated Net Asset Value Per Share

On March 29, 2018, the Board determined an estimated net asset value per share of the Company’s Class A common stock of $11.34 and Class T common stock of $10.94 as of December 31, 2017 (collectively, the “Net Asset Values per Share”).  In determining the estimated values per share of the Company’s common stock, the Board relied upon information provided in a report (the “Valuation Report”) prepared by the Company’s advisor (the “Advisor”), the recommendation of the Audit Committee of the Board (the “Audit Committee”), a third-party real estate appraisal report for the Village Pointe Property (as defined below), a third-party valuation of the Company’s net asset value in non-controlling interest in a joint venture with an affiliate that owns a majority of Three Forest Property (as defined below) and the Board’s experience with, and knowledge of, the real property investment and other assets of the Company as of December 31, 2017.

The Company is providing the estimated Net Asset Values per Share to assist broker dealers and stockholders in evaluating the Company and to assist broker dealers in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The objective of the Board in determining the estimated Net Asset Values per Share was to arrive at values, based on recent available data, that it believed are reasonable based on methods that it deemed appropriate after consultation with the Advisor and the Audit Committee.  The estimated Net Asset Values per Share are based on (x) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s Class A and Class

T common stock, all as of December 31, 2017.  The Company intends to determine updated estimated Net Asset Values per Share for each of its share classes every year as of the last day of the Company’s fiscal year, or more frequently in the sole discretion of the Board, which values may be substantially different than the estimated values determined as of December 31, 2017.

Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of the Company’s assets and liabilities are expected to change in the future.  Investors should also consider that the Company is in the early stages of raising capital in its initial public offering and as of December 31, 2017, the valuation date, the Company owned one property and a minority joint venture interest in a second property.  As and when the Company continues to raise capital from the sale of shares of common stock in its initial public offering and to invest in additional real estate properties and real estate investments, its assets and liabilities, and the net asset value per share of its common stock, will vary significantly from the values as of December 31, 2017.

The following is a summary of the valuation methods used for the Company’s assets and liabilities:

Valuation of the Village Pointe Property.  As of December 31, 2017, the Company owned a 100% interest in a retail shopping center located in San Antonio, Texas commonly known as Village Pointe (the “Village Pointe Property”).  The Board determined that the fair market value of the Village Pointe Property was $8,450,000.  This determination was based on an appraisal of the “market value – as is” as of December 31, 2017 of the Village Pointe property performed by Greenbriar Appraisal Company, a third-party appraiser, engaged by the Advisor. The appraisal was conducted to conform with applicable professional standards, including Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice.

Valuation of Interest in Hartman Three Forest.  As of December 31, 2017, the Company owned a 48.8% membership interest in Hartman Three Forest Plaza, LLC (“Hartman Three Forest”), a joint venture between the Company and Hartman XX Limited Partnership, the operating partnership of Hartman Short Term Income Properties XX, Inc., an affiliate of the Company. Hartman Three Forest owns an office building located in Dallas, Texas commonly known as Three Forest Plaza (the “Three Forest Property”).

In order to determine the net asset value of the Company’s ownership interest in Hartman Three Forest as of December 31, 2017, the Board determined to utilize the net asset value of the non-controlling interest in the Three Forest Property as reported in a valuation report, dated March 5, 2018, prepared by WKW Advisors (“WKW Report”).  WKW Advisors was engaged by Hartman Short Term Income Properties XX, Inc. to determine its net asset value per common share as of December 31, 2017.  The net asset value of the non-controlling interest in the Three Forest Property held by the Company as of December 31, 2017 was reported in the WKW Report as $13,552,736.

Other Assets and Liabilities. The Board determined that the estimated valuation of the Company’s other assets and liabilities, consisting of cash and cash equivalents; accounts receivable; prepaid expenses and other assets; due related parties, net; accounts receivable and accrued expenses; and tenant security deposits, was equal to the fair value of such assets as of December 31, 2017 due to their short maturities.

Note Payable.  The Board determined that book value and fair value of the Village Pointe Property note payable is equal to the fair value of the note as of December 31, 2017.

Estimated Net Asset Values per Share.  The estimated Net Asset Values per Share are based upon 1,776,683 shares of the Company’s Class A common stock and 74,634 shares of the Company’s Class T common stock issued and outstanding as of December 31, 2017.  Although the estimated Net Asset Values per Share have been developed as a measure of value as of a specific time, December 31, 2017, the estimated Net Asset Values per Share do not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a shareholder may redeem shares under the Company’s share redemption program (if at all), a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for the Company’s corporate level overhead.

The following table presents how the estimated net asset values per share were determined as of December 31, 2017:

Estimated fair value of investment in real estate assets	$ 8,450,000
Estimated net asset value of investment in unconsolidated subsidiary	13,552,736
Cash and cash equivalents	2,431,740
Other assets and liabilities	89,943
Note payable	(3,525,000)
Estimated net asset value attributable to common share stockholders	$ 20,999,419

Estimated net asset value attributable to Class A common shares	$ 20,152,848
Class A common shares outstanding	1,776,683
Estimated net asset value per Class A common share	$11.34

Estimated net asset value attributable to Class T common shares	$ 846,571
Less reduction for shareholder servicing fee	(29,854)
Estimated net asset value attributable to Class T common shares	$ 816,717
Class T common shares outstanding	74,634
Estimated net asset value per Class T common share	$10.94

Estimated net asset value per common share on a per share basis:	Class A	Class T

Estimated fair value of investment in real estate assets	$ 4.56	$ 4.56
Estimated net asset value of investment in unconsolidated subsidiary	7.32	7.32
Cash and cash equivalents	1.31	1.31
Other assets and liabilities	0.05	0.05
Note payable	(1.90)	(1.90)
Shareholder service fee	-	(0.40)
Estimated net asset value per common share	$ 11.34	$ 10.94

Material Assumptions in Property Valuations.  The Village Point Property appraiser made certain key assumptions in the income capitalization approach which are set forth below:

Direct capitalization – capitalization rate	7.50%
Yield capitalization – discount rate	9.00%
Yield capitalization – terminal capitalization rate	7.75%

The WKW Report with respect to the Three Forest property utilized an income capitalization approach cap rate of 6.08%.

While the Board believes that the assumptions by the Village Point Property appraiser and the assumptions contained in the WKW Report are reasonable, a change in these assumptions could significantly impact the appraised value of the Village Pointe Property and the Company’s investment in the Hartman Three Forest.  The table below illustrates the impact on the estimated net asset value per Class A common share if the capitalization rates and discount rate listed above were increased or decreased by 2.5%, assuming all other factors remain unchanged:

Increase (Decrease) in the Estimated Value per Class A common share due to
	Decrease of 2.5%	Increase of 2.5%
Direct capitalization – capitalization rate	$ 11.05	$ 11.65
Yield capitalization – discount rate	$ 13.26	$ 13.98
Yield capitalization – terminal capitalization rate	$ 10.69	$ 11.27

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine the Company’s estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated value per share determined by the Board is not audited, does not represent the fair value of the Company’s assets less the fair value of the Company’s liabilities according to GAAP, and is not a representation, warranty or guarantee that, among other things:

•

a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;

•

a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•

shares of the Company’s common stock would trade at the estimated value per share on a national securities exchange;

•

a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of the Company’s common stock; or

•

the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated net asset value per share was calculated as of a particular moment in time and the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since December 31, 2017), developments related to individual assets and changes in the real estate and capital markets.

The information furnished under Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Date: March 30, 2018	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer